Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 22, 2015 on the balance sheet of Surgery Partners, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-206439) and related Prospectus of Surgery Partners, Inc. for the registration of common stock.

/s/ Ernst & Young LLP

Nashville, Tennessee

September 11, 2015